UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022

Diebold Nixdorf, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Executive Parkway, P.O. Box 2520 Hudson, OH	44236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, $1.25 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, Diebold Nixdorf, Incorporated (the “Company”) is party to the Credit Agreement, dated as of November 23, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among the Company, as borrower, the Company’s subsidiary borrowers party thereto, the guarantors party thereto from time to time (the “Existing Subsidiary Guarantors”), the lenders party thereto from time to time (collectively, the “Lenders”) and JPMorgan Chase Bank N.A., as administrative agent (the “Administrative Agent”), and an indenture for the 8.5% Senior Notes due 2024 issued by the Company (the “2024 Senior Notes” and such indenture, the “2024 Senior Notes Indenture”), an indenture for the 9.375% Senior Notes due 2025 issued by the Company (the “2025 USD Senior Notes” and such indenture, the “2025 USD Senior Notes Indenture”) and an indenture for the 9.000% Senior Notes due 2025 issued by Diebold Nixdorf Dutch Holding B.V., a wholly owned subsidiary of the Company (the “2025 EUR Senior Notes” and, together with the 2025 USD Senior Notes, the “2025 Senior Notes” and such indenture, the “2025 EUR Senior Notes Indenture” and, together with the 2025 USD Senior Notes Indenture, the “2025 Senior Notes Indentures”), in each case, among the Company, Diebold Nixdorf Dutch Holding B.V., the other guarantors party thereto, U.S. Bank National Association, as trustee and collateral agent with respect to the 2025 USD Senior Notes Indenture, U.S. Bank National Association, as trustee with respect to the 2025 EUR Senior Notes Indenture, and U.S. Bank Trustees Limited, as collateral agent with respect to the 2025 EUR Senior Notes Indenture.

The Company has been in discussions with a group (the “Term Lender Group”) of certain creditors holding primarily term loans (the “Existing Term Loans”) under the Existing Credit Agreement and a group (the “Ad Hoc Group”) of certain creditors holding primarily 2024 Senior Notes and/or 2025 Senior Notes as well as Existing Term Loans, concerning potential financing and/or recapitalization transactions involving the Company (the “Transaction Discussions”). As a result of the Transaction Discussions, the Company, the Term Lender Group and the Ad Hoc Group have agreed on the principal terms of a new money financing and recapitalization and exchanges that address certain near-term maturities (the “Transaction”).

Accordingly, the Company, certain of its subsidiaries and members of the Term Lender Group and the Ad Hoc Group (such members collectively, the “Initial Consenting Holders”) have entered into a transaction support agreement (together with all exhibits, annexes and schedules thereto, the “Transaction Support Agreement”), dated October 20, 2022. The Transaction Support Agreement sets forth the terms agreed between the Company and holders of approximately 78.8% of the aggregate principal amount of the Existing Term Loans, approximately 59.3% of the aggregate principal amount of the 2024 Senior Notes, approximately 91.8% of the aggregate principal amount of the 2025 USD Senior Notes and approximately 85.4% of the aggregate principal amount of the 2025 EUR Senior Notes.

The Transaction Support Agreement contemplates, among other things, that:

•

The Company and certain of its subsidiaries will obtain a new $250 million asset-based credit facility (the “ABL Facility”), which will mature in July 2026, subject to a springing maturity to a date that is 91 days prior to the maturity of certain indebtedness of the Company or its subsidiaries above a certain threshold. The ABL Facility is expected to be provided by, and replace the commitments of, the Company’s existing revolving credit lenders under the Existing Credit Agreement.

•

Diebold Nixdorf Holding Germany GmbH (the “German Borrower”), a wholly-owned subsidiary of the Company, will obtain a new $400 million super-senior term loan credit facility (the “Super Senior Facility”), which will mature in July 2025. Certain current participating lenders who have signed the Transaction Support Agreement have provided commitments subject to satisfaction of the conditions specified therein, totaling the full $400 million with respect to the Super Senior Facility, subject to additional participating creditors who sign the Transaction Support Agreement by October 27, 2022 (the “Joinder Date”) having the option to elect to provide a portion of the commitments with respect to the Super Senior Facility, which would replace certain of the existing commitments. The Super Senior Facility will provide additional liquidity to the German Borrower, the Company and its subsidiaries. A portion of the proceeds of the Super Senior Facility will be applied on the closing date to prepay the Extended Term Loans in an amount equal to 15% of the principal amount of Existing Term Loans that elect to exchange into Extended Term Loans (as defined herein).

•

Holders of Existing Term Loans will be offered the opportunity to exchange such Existing Term Loans at par into extended term loans (the “Extended Term Loans”), which will mature in July 2025. As described above, 15% of the Extended Term Loans will be prepaid on the closing date. In addition, the Company will be required to prepay the Extended Term Loans on December 31, 2023 in an amount equal to 5% of the principal amount of Existing Term Loans exchanged into Extended Term Loans subject to satisfaction of a specified minimum liquidity threshold. If such minimum liquidity threshold is not satisfied on December

31, 2023, such prepayment will instead be required on December 31, 2024 subject to satisfaction of the same condition. Holders of Existing Term Loans who have signed the Transaction Support Agreement prior to the Joinder Date will receive, on the closing date, a transaction premium of 3.0% of Extended Term Loans received in exchange for Existing Term Loans, paid in the form of Extended Term Loans.

•

Holders of 2024 Senior Notes will be offered the opportunity to exchange such 2024 Senior Notes (i) at 95% of par into new secured notes issued by the Company (the “2L Notes”), which will mature in October 2026, and (ii) into a ratable amount of penny warrants (the “Warrants”) exercisable for common shares in the Company, the total amount of which will represent 19.99% of the outstanding common shares in the Company. The Warrants will be non-detachable and not exercisable until April 2024 subject to certain exceptions. The Company will also solicit consents from holders of the 2024 Senior Notes to amend the 2024 Senior Notes Indenture as necessary to, among other things, allow the Transaction, remove substantially all negative covenants and mandatory prepayments (to the extent permitted, including under applicable law), and to extend the grace period under the 2024 Senior Notes Indenture applicable with respect to defaults in payment of interest to run until the maturity date of the 2024 Senior Notes. Holders of 2024 Senior Notes who have signed the Transaction Support Agreement prior to the Joinder Date will receive, on the closing date, a transaction premium of 5.0% of the principal amount of such 2024 Senior Notes, paid in the Form of 2L Notes.

•

The Company will also solicit consents from holders of the 2025 Senior Notes, to amend 2025 Senior Notes Indentures and related documentation as necessary to, among other things, allow the Transaction and provide the 2025 Senior Notes with certain covenant, collateral and guarantee enhancements. Holders of 2025 Senior Notes who have signed the Transaction Support Agreement prior to the Joinder Date will receive, on the closing date, a transaction premium of 3.0% of such 2025 Senior Notes, paid in the form of 2025 Senior Notes.

•

The Company will also solicit consents from lenders under the Existing Credit Agreement to amend the Existing Credit Agreement as necessary to, among other things, permit the Transaction, remove substantially all negative covenants and mandatory prepayments, and to direct the Administrative Agent to release the liens on certain collateral securing the Company’s and the Existing Subsidiary Guarantors’ obligations under the Existing Credit Agreement (in each case, to the extent permitted including under applicable law).

The obligations of the borrowers under the ABL Facility will be guaranteed by the Company and certain subsidiaries of the Company organized in various North American and European jurisdictions, subject to certain exclusions and agreed guaranty and security principles (collectively, the “Credit Parties”). The obligations of the borrowers under the ABL Facility and the other Credit Parties will be secured (i) on a first-priority basis by certain current assets, including receivables and inventory, held by the Credit Parties, and (ii) on a junior-most priority basis by substantially all other assets, subject to certain exclusions and the agreed guaranty and security principles (the “Non-ABL Priority Collateral”), of the Credit Parties.

The obligations of the German Borrower under the Super Senior Facility will be guaranteed, subject to certain exclusions and agreed guaranty and security principles, by the Credit Parties and secured (i) on a first-priority basis by certain Non-ABL Priority Collateral held by the Company and the Credit Parties, (ii) on a first-priority basis, ranking pari passu with the Extended Term Loans, the 2025 Secured Notes and the Existing Term Loans (excluding released liens), by certain Non-ABL Priority Collateral held by the Company and those Credit Parties that are organized in the United States and (iii) on a second-priority basis by the ABL Priority Collateral.

The obligations of the Company under the Extended Term Loans will be guaranteed, subject to certain exclusions and agreed guaranty and security principles, by the Credit Parties and secured (i) on a first-priority basis, ranking pari passu with the Super Senior Facility, the 2025 Secured Notes and the Existing Term Loans (excluding released liens), by certain Non-ABL Priority Collateral held by the Company and those Credit Parties that are organized in the United States, (ii) on a second-priority basis by certain other Non-ABL Priority Collateral held by the Company and the Credit Parties and (iii) on a third-priority basis by the ABL Priority Collateral.

The obligations of the Company under the 2L Notes will be guaranteed, subject to certain exclusions and agreed guaranty and security principles, by the Credit Parties and secured (i) on a second-priority basis by the Non-ABL Priority Collateral held by the Company and those Credit Parties that are organized in the United States, (ii) on a third-priority basis by certain other Non-ABL Priority Collateral held by the Company and the Credit Parties and (iii) on a fourth-priority basis by the ABL Priority Collateral.

The Transaction Support Agreement contains certain covenants on the part of each of the Company, the Initial Consenting Holders and the Lenders and holders who execute a joinder thereto, including, among other things, (i) commitments to support, and take all commercially reasonable actions necessary or reasonably requested to facilitate, the consummation of the Transaction in accordance with the terms, conditions and applicable deadlines set forth in the Transaction Support Agreement and (ii) commitments by the parties to negotiate in good faith to finalize the documents and agreements effectuating the Transaction.

Pursuant to the Transaction Support Agreement, the closing of the Transaction is subject to the satisfaction of certain conditions, including execution and delivery of definitive documentation with respect to the Transaction, receipt of all necessary consents to the consummation of the Transaction, including obtaining certain minimum consent and exchange thresholds under the Existing Credit Agreement and the 2024 Senior Notes Indenture and certain consent thresholds under the 2025 Senior Notes Indentures, and other customary closing conditions. There can be no assurance that such conditions will be satisfied.

If the closing date of the Transaction does not occur prior to December 20, 2022, an in-kind ticking fee in the form of additional loans under the Super Senior Facility will be paid at a rate per annum equal to 100% of the interest rate margin applicable to SOFR loans (as determined according to each party’s commitment) under the Super Senior Facility. If the closing date of the Transaction does not occur prior to December 31, 2022, then unless such date is extended in accordance with the terms of the Transaction Support Agreement, the Transaction Support Agreement will terminate. Although the Company intends to pursue the Transaction in accordance with the terms set forth in the Transaction Support Agreement, there can be no assurance that the Company will be successful in completing the Transaction or any other similar transaction on the terms set forth in the Transaction Support Agreement, on different terms or at all.

The Transaction Support Agreement contemplates a structuring premium (the “Structuring Premium”) payable by the Company to certain Initial Consenting Holders, in cash, in an amount equal to 4% of the value of the outstanding common shares of the Company calculated based on the volume weighted average price of such common shares as reported during the 30-day period ending on the trading day immediately prior to the signing date of the Transaction Support Agreement. The Structuring Premium will be used by the recipients thereof to purchase common shares from the Company as described in the Transaction Support Agreement, subject to exceptions based on institutional guidelines. The Company is required to use commercially reasonable efforts to issue such shares, and the applicable Initial Consenting Holders will be permitted to retain any excess cash received in the event the Company is not able to issue an amount of shares equal to 4% of its then-outstanding shares. The Structuring Premium is subject to adjustment in certain circumstances as described in the Transaction Support Agreement, and is subject to a total cap of $12 million.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of consents from any holders of securities, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any solicitation or offer will only be made pursuant to a separate disclosure statement distributed to the relevant holders of securities.

The foregoing descriptions of the Transaction Discussions and Transaction Support Agreement are summaries only and are qualified in their entirety by reference to the Transaction Support Agreement, which is furnished herewith as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure contained in Item 1.01 of this Current Report on Form 8-K with respect to the Structuring Premium is incorporated by reference in this Item 3.02.

Item 7.01	Regulation FD Disclosure.

The Company is obligated under confidentiality arrangements it has entered into with members of the Term Lender Group and the Ad Hoc Group to inform the market of certain information shared in connection with the Transaction Discussions. Certain information relating to the Company (the “Lender Presentation”) is included in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The Lender Presentation contains projections of the Company’s cash balances, free cash flow and adjusted EBITDA, among other metrics (the “Projections”). The Company generally does not publicly disclose or make external projections such as the Projections. However, the Lender Presentation was shared pursuant to the confidentiality agreements and remained subject to non-disclosure and confidentiality restrictions until the date hereof. The Projections were not prepared with a view toward public disclosure or general use, but rather were prepared for the internal use of the Company and were provided pursuant to the confidentiality agreements for the limited purpose of providing information in connection with the Company’s discussions about a potential transaction. The estimates and assumptions underlying the Projections and any other prospective financial information or projections contained in the Lender Presentation are inherent to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately. Accordingly, there can be no assurance that the Projections or any other prospective financial information or projections contained in the Lender Presentation will be realized. The Company’s actual results are likely to be different than its projected results, and such differences may be material.

In addition, on October 20, 2022, the Company issued a press release disclosing the events described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.2.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto may contain statements that are not historical information and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the Company’s expected future performance (including expected results of operations and financial guidance), future financial condition, potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “believes,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company’s future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The factors that may affect the Company’s results include, among others: the participation by the Company’s lenders/noteholders in the Transaction, the ability to negotiate and execute definitive documentation with respect to the Transaction, the receipt of consents required to consummate the Transaction, satisfaction of any conditions in any such documentation, the availability of alternative transactions, the impact of publicity surrounding negotiations related to the Transaction Support Agreement and related matters, the overall impact of the global supply chain complexities on the Company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the Company’s reliance on suppliers, subcontractors and availability of raw materials and other components; the ultimate impact of the ongoing COVID-19 pandemic and other public health emergencies, including further adverse effects to the Company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations; the Company’s ability to successfully meet its cost-reduction goals and continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as the current $150m+ cost savings plan; the success of the Company’s new products, including its DN Series line and EASY family of retail checkout solutions, and EV charging service business; the impact of a cybersecurity breach or operational failure on the Company’s business; the Company’s ability to generate sufficient cash to service its debt or to comply with the covenants contained in the agreements governing its debt and to successfully refinance its debt; the Company’s ability to attract, retain and motivate key employees; the Company’s reliance on suppliers, subcontractors and availability of raw materials and other components; changes in the Company’s intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes; the Company’s success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances; the ultimate outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG (which was dismissed in the Company’s favor at the lower court level in May 2022) and the merger/squeeze-out; the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce the Company’s customer base and/or adversely affect its customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit; the impact of competitive pressures, including pricing pressures and technological developments; changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, hostilities or conflicts (including the conflict between Russia and Ukraine), disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of the Company’s operations; the Company’s ability to maintain effective internal controls; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments; the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the Company’s ability to comply with government regulations; and other factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, and in other documents the company files with the SEC.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Transaction Support Agreement, dated as of October 20, 2022, among Diebold Nixdorf, Incorporated, certain of its subsidiaries and the Initial Consenting Holders identified therein.

99.1	Lender Presentation, October 2022.

99.2	Press Release, dated October 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated

Date: October 20, 2022	By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Executive Vice President, Chief Legal Officer and Secretary